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                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) December 16, 2005
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                                SPATIALIGHT, INC.
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               (Exact Name of Registrant as Specified in Charter)

          New York                       000-19828               16-1363082
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(State or Other Jurisdiction            (Commission             (IRS Employer
      of Incorporation)                File Number)          Identification No.)

Five Hamilton Landing, Suite 100, Novato, California                    94949
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      (Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code                (415) 883-1693
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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement.

On December 16, 2005, we borrowed $224,000 from Robert A. Olins, our Chief Executive Officer and a director. Mr. Olins obtained these funds by drawing down on a personal line of credit from a bank, which is the same bank that we utilize for our domestic commercial banking requirements. Based upon discussions among Mr. Olins and other members of our Board of Directors, we have agreed to repay the borrowed funds to Mr. Olins on the same terms that he agreed to with the bank, pending final formal approval by our Board. Therefore, we are required to repay the full principal amount of the loan plus interest at a rate of 8.25% per annum on February 16, 2006, the maturity date. We have also agreed to reimburse Mr. Olins for a $30,000 fee that he was required to pay to the bank in connection with the loan. Mr. Olins will participate in the Board's discussion of this matter, but will abstain from voting on whether to approve the transaction.

In the third and fourth quarter of 2005, our wholly-owned subsidiary SpatiaLight Korea, Inc. entered into revolving credit facilities with three separate South Korean banks. Two of these credit facilities bear fixed interest rates of 8.79% and 10.88% per annum, respectively, and the other credit facility bears a variable interest rate currently of 6.82% per annum, which is benchmarked against the yield of a 365-day Korean bank debenture. Interest under each of the credit facilities is payable monthly. As of the date of this filing, there is 478,048,372 Korean Won (approximately $474,400) drawn down against these credit facilities with 221,951,628 (approximately $220,700) remaining available. We are required to repay drawn down funds on the credit facilities by the final termination dates of each of the respective credit facilities, which are currently as follows: 86,653,254 Korean Won (approximately $86,200) by April 10, 2006, 196,137,255 Korean Won (approximately $195,100) by September 22, 2006 and 195,257,863 Korean Won (approximately $194,200) by October 27, 2006.

We believe that the aggregate amount of the financial obligations described in the preceding two paragraphs currently constitutes a material amount of short-term debt obligations. We expect to raise capital through a financing transaction to fund our working capital requirements and to repay our debt obligations to Mr. Olins in the near future, although there can be no assurances that we will complete a financing.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2005

                                        SPATIALIGHT, INC.


                                        By:
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                                        Name: Robert A. Olins
                                        Title: Chief Executive Officer


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